UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 1, 2019

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

 Item 5.07. Submission of Matters to a Vote of Security Holders.

     Our 2019 Annual Meeting of Shareholders was held August 1, 2019 for the following purposes: (1) elect five directors; (2) advisory approval of named executive officer compensation; and (3) ratify the selection of Boulay PLLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.

     Proxies for the meeting were solicited pursuant to Section 14(a) of the Exchange Act. All of our directors attended the meeting. There were 4,846,010 shares of common stock entitled to vote with a majority represented at the meeting. The Board of Directors recommended a vote for each of the director nominees and for Proposals 2 and 3. There was no solicitation in opposition.

     Final voting results were as follows:
		Number of Shares
		Voted For	Withheld	Abstain
1.	Elect five directors:
	Terrence W. Glarner	3,510,204	82,568	1,670
	Daniel A. Baker	3,566,433	26,339	1,670
	Patricia M. Hollister	3,555,654	37,118	1,670
	Richard W. Kramp	3,551,249	41,523	1,670
	Gary R. Maharaj	3,552,468	41,966	8

		Voted For	Voted Against	Abstain
2.	Advisory approval of named executive officer compensation.	3,485,239	25,712	15,207

		Voted For	Voted Against	Abstain
3.	Ratify the selection of Boulay PLLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.	4,268,488	8,092	15,448

     Based on the results, each director nominee was reelected, named executive officer compensation was approved, and the selection of our independent registered public accounting firm was ratified.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date August 2, 2019	NVE CORPORATION (Registrant) /s/ CURT A. REYNDERS Curt A. Reynders Chief Financial Officer

3